  As filed with the Securities and Exchange Commission on August 3, 1998

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                             EAGLE GEOPHYSICAL, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                                          76-0522659
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)



                              50 BRIAR HOLLOW LANE
                              6TH FLOOR, WEST BLDG.
                              HOUSTON, TEXAS 77027
    (Address of registrant's principal executive offices, including zip code)

                             EAGLE GEOPHYSICAL, INC.
                             1997 STOCK OPTION PLAN
                                       and
                             EAGLE GEOPHYSICAL, INC.
                     INDEPENDENT DIRECTORS STOCK OPTION PLAN
                              (Full Title of Plan)

                                ----------------

                                JAY N. SILVERMAN
                      President and Chief Executive Officer
                             Eagle Geophysical, Inc.
                   50 Briar Hollow Lane, 6th Floor, West Bldg.
                              Houston, Texas 77027
                                 (713) 881-2800
          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                                    Copy to:

                               William Mark Young
                        Gardere Wynne Sewell & Riggs, LLP
                               333 Clay, Suite 800
                              Houston, Texas 77002
                    Phone (713) 308-5500, Fax: (713) 308-5555

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS            AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
  OF SECURITIES TO BE REGISTERED        REGISTERED          PER SHARE*             PRICE*         REGISTRATION FEE*
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value         1,200,000 shares          $10.8125          $12,975,000           $3,765
=====================================================================================================================

*     Calculated pursuant to Rule 457(h), based on the average of the high and low prices for Common Stock on July 31, 1998, as reported on The Nasdaq
      Stock Market.
=====================================================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents, and all documents subsequently filed by Eagle Geophysical, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

         2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         3. All other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Exchange Act since January 1, 1998.

In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The audited financial statements of the Company incorporated by reference in this Registration Statement have been audited by the independent public accountants, Arthur Andersen LLP, as indicated in their report, and are included herein in reliance upon the authority of said firm as experts in giving said report. Future financial statements of the Corporation and the reports thereon of Arthur Andersen LLP or such other independent public accountant as appointed by the Corporation, also will be incorporated by reference in this Registration Statement in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that the directors and officers of the Company shall be indemnified by the Company against certain liabilities that those persons may incur in their capacities as directors or officers. The Certificate of Incorporation eliminates the liability of directors of the Company, under certain circumstances, to the maximum extent permitted by the Delaware General Corporation Law. Specifically, directors will not be held liable to the Company or its stockholders for an act or omission in such capacity as a director, except for liability as a result of (i) a breach of the duty of loyalty to the Company or its stockholders, (ii) actions or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Company's stock under Section 174 of the Delaware General Corporation Law, or
(iv) actions or omissions pursuant to which the director will receive an improper personal benefit.

         The Certificate of Incorporation and By-laws provide that the Company is generally required to indemnify its directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with the Company or another entity that the director or officer serves at the Company's request, subject to certain conditions, and to advance funds to its directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or acted in good faith and in what was reasonably believed to be a lawful manner and in the Company's best interest.

         Additionally, pursuant to an employment agreement between Mr. Silverman and the Company and an employment agreement between Mr. McNairy and the Company, the Company shall, to the maximum extent not prohibited by law, indemnify Mr. Silverman and Mr. McNairy if Mr. Silverman or Mr. McNairy is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company to procure a judgment in its favor (collectively, a "Proceeding"), by reason of the fact that Mr. Silverman or Mr. McNairy is or was a director or officer of the Company, or is or was serving in any capacity at the request of the Company for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) paid or incurred in connection with any such Proceeding.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers of persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1      The Company's 1997 Stock Option Plan

         4.2      The Company's Independent Directors' Stock Option Plan

         5.1      Opinion of Gardere Wynne Sewell & Riggs

         23.1 Consent of Gardere Wynne Sewell & Riggs (included in its opinion filed as Exhibit 5.1)

         23.2     Consent of Arthur Andersen LLP, independent public accountants

         23.3     Consent of KPMG, independent public accountants

         24.1 Power of Attorney (set forth on the signature pages of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post- effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of July. 1998.



                                      EAGLE GEOPHYSICAL, INC.
                                      (Registrant)

                                      By: /s/ JAY N. SILVERMAN
                                         ---------------------------------------
                                         Jay N. Silverman
                                         President and Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Jay
N. Silverman and Richard W. McNairy true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below in the City of Houston, State of Texas on the 31st day of July, 1998.


                 SIGNATURE                                    TITLE                               DATE
                 ---------                                    -----                               ----
           /s/ JAY N. SILVERMAN                President, Chief Executive Officer
     ----------------------------------        and Director (Principal Executive
              Jay N. Silverman                              Officer)                         July 31, 1998

         /s/ RICHARD W. MCNAIRY
     ----------------------------------        Vice President - Chief Financial
             Richard W. McNairy               Officer (Principal Financial Officer)          July 31, 1998

            /s/ DAVID SAINDON
     ----------------------------------                     Controller
               David Saindon                       (Chief Accounting Officer)                July 31, 1998

          /s/ WILLIAM L. LURIE
     ----------------------------------         Chairman of the Board and Director
              William L. Lurie                                                               July 31, 1998

          /s/ GERALD M. HARRISON
     ----------------------------------        Executive Vice President and Director
             Gerald M. Harrison                                                              July 31, 1998

            /s/ GEORGE PURDIE
     ----------------------------------          Senior Vice President - Offshore
               George Purdie                         Operations and Director                 July 31, 1998

           /s/ PAUL A. FRAME
     ----------------------------------                      Director
               Paul A. Frame                                                                 July 31, 1998

          /s/ PAUL G. SOMERVILLE
     ----------------------------------                      Director
             Paul G. Somerville                                                              July 31, 1998


                                INDEX TO EXHIBITS

                                                                                          Sequentially
  Exhibit                                                                                    Numbered
  Number     Exhibit                                                                           Page
  -------    -------                                                                      --------------


    4.1      The Company's 1997 Stock Option Plan

    4.2      The Company's 1997 Independent Directors' Stock Option Plan

    5.1      Opinion of Gardere Wynne Sewell & Riggs

    23.1 Consent of Gardere Wynne Sewell & Riggs (included in its opinion filed as Exhibit 5.1)

    23.2     Consent of Arthur Andersen LLP, independent public accountants

    23.3     Consent of KPMG, independent public accountants

    24.01 Power of Attorney (set forth on the signature pages of this Registration Statement)
